Exhibit 4.13

AMENDMENT NO. 2

TO

SHAREHOLDERS’ AGREEMENT

This AMENDMENT NO.2 TO SHAREHOLDERS AGREEMENT (Amendment No 2), dated as of May 17, 2013, is entered into by and among MCE Cotai Investments Limited, a company incorporated in the Cayman Islands (MCE Cotai), New Cotai, LLC, a Delaware limited liability company (New Cotai), Melco Crown Entertainment Limited, a company incorporated in the Cayman Islands (MCE), and Studio City International Holdings Limited (formerly known as Cyber One Agents Limited), a company incorporated in the British Virgin Islands (Company).

Background

A.	MCE Cotai, New Cotai, MCE and the Company (The Parties) entered into a Shareholders’ Agreement dated July 27, 2011 (Shareholders’ Agreement), which governs their relationship in connection with, and the conduct and operations of, the Company and its Subsidiaries.

B.	On September 25, 2012, The Parties entered into an agreement to amend the Shareholders’ Agreement (Amendment No 1).

C.	Under Amendment No 1, New Cotai has the option to acquire from MCE Cotai a Financial Interest in the MCE Follow On Commitment in an amount up to but not exceeding 40%.

D.	The New Cotai Equity Option has been exercised by New Cotai on 19 April 2013 and The Parties wish to document this fact and the effect that this has on Schedule 1 of the Shareholders’ Agreement at closing of the exercise of the New Cotai Equity Option.

E.	This Amendment No 2 is being executed and delivered by The Parties in accordance with clause 41.1 of the Shareholders’ Agreement.

AGREED TERMS

1.	Definitions

In this Amendment No 2, all capitalized terms used herein without definition shall have the respective meanings given to such terms in the Shareholders’ Agreement and Amendment No 1.

2.	New Cotai Equity Option

New Cotai has exercised the New Cotai Equity Option on 19 April 2013. On the date of this Amendment No 2, Schedule 1 of the Shareholders’ Agreement will be replaced by Schedule 1 as set forth on Annexure A.

3.	General

a)

Except as expressly modified by this Amendment No 2, all of the terms, covenants, agreements, conditions and other provisions of the Shareholders’ Agreement as amended by Amendment No 1, shall remain in full force and effect in accordance with their respective terms. As used in the Shareholders’

Agreement, as amended by Amendment No 1, the terms “this Agreement,” “herein,” “hereinafter,” “hereunder,” “hereto” and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Shareholders’ Agreement as amended by Amendment No 1 and further amended by this Amendment No 2.

b)	This Amendment No 2 may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall together be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Amendment No 2 by facsimile transmission or by electronic transmission of a .pdf or electronic file shall be as effective as delivery of a manually signed counterpart of this Amendment No 2.

c)	This Amendment No 2 is governed by and is to be construed in accordance with laws applicable in Hong Kong.

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Executed as an agreement SIGNED by

HO Lawrence Yau Lung
for and on behalf of MCE COTAI INVESTMENTS LIMITED as its authorised representative with authority from the board in the presence of:

Authorised Representative

Name of witness: Man Ka Ki Judy Title of witness Solicitor, HKSAR

SIGNED by

HO Lawrence Yau Lung
for and on behalf of MELCO CROWN ENTERTAINMENT LIMITED as its authorised representative with authority from the board in the presence of:

Authorised Representative

Name of witness: Man Ka Ki Judy Title of witness Solicitor, HKSAR

SIGNED by

Michael Gatto
for and on behalf of NEW COTAI, LLC as its authorised representative with authority from the board in the presence of:

Authorised Representative

Michael A. Gatto
Name of witness: BRADFORD ROBIN Title of witness ASSOCIATE	Authorised Signatory

SIGNED by

HO Lawrence Yau Lung
for and on behalf of STUDIO CITY INTERNATIONAL HOLDINGS LIMITED as its authorised representative with authority from the board in the presence of:

Authorised Representative

Name of witness: Man Ka Ki Judy Title of witness Solicitor, HKSAR

ANNEXURE A

Schedule 1

Financial Interest

Original Capital Commitments

Shareholder	Financial Interest
New Cotai	40
MCE Cotai	60

MCE Follow On Commitment

Shareholder	Financial Interest
New Cotai	40
MCE Cotai	60